UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2023

Kidpik Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41032	81-3640708
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

200 Park Avenue South, 3rd Floor
New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 399-2323

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIK	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Financial Officer and Principal Financial/Accounting Officer

On July 7, 2023, Mr. Adir Katzav, the Executive Vice President, Chief Financial Officer and Treasurer (and principal financial/accounting officer) of Kidpik Corp. (the “Company”, “we” and “us”), resigned from all positions he holds with the Company, effective as of the close of business on July 21, 2023 (the “Effective Resignation Date”). Until the Effective Resignation Date, Mr. Katzav will continue to serve as the Executive Vice President, Chief Financial Officer and Treasurer, and as the principal financial/accounting officer of the Company. The resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Katzav’s resignation, the Company and Mr. Katzav entered into a Separation and Release Agreement (the “Separation Agreement”). The Separation Agreement includes limited releases of the parties and covenants related to confidentiality, non-disclosure, non-solicitation, non-disparagement, and cooperation.

The foregoing summary of the Separation Agreement is a summary only and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference in its entirety.

(c) Appointment of Principal Financial/Accounting Officer

Also on July 7, 2023, the Board of Directors of the Company appointed Jill Pasechnick to serve as the Company’s Chief Accounting Officer (“CAO”), principal financial and principal accounting officer, beginning effective on Effective Resignation Date.

Ms. Pasechnick’s biographical information is included below:

Ms. Jill Pasechnick, age 54,

Ms. Pasechnick has served as the Controller of the Company since October 2015, and as the Vice President of Finance of the Company since August 2019. From August 2019 to January 2021, Ms. Pasechnick served as the Secretary of the Company and from August 2019 to June 2021, Ms. Pasechnick served as the Treasurer of the Company. From October 2012 to October 2015, she served as Controller for Ezrani 2 Corp. d/b/a RUUM American Kid’s Wear (“RUUM”), a company which owned and operated childrenswear specialty retail stores. From February 2011 to December 2012, Ms. Pasechnick served as Controller and Acting Chief Financial Officer and Secretary of Little MissMatched, Inc. a girls’ lifestyle brand. She has also held various roles prior to that with Delias, Inc., a lifestyle brand of apparel and accessories, primarily targeting girls and young women (Director of Retail Finance from July 2009 to November 2010); B. Moss Clothing Company, Ltd., an apparel company (Corporate Controller from September 2004 to January 2009); and J. Crew (Manager of Financial Reporting from June 2002 to September 2004). Ms. Pasechnick obtained a Bachelor of Science degree in Accounting from Seton Hall University in 1991.

* * * * *

Ms. Pasechnick does not have any familial relationships with any executive officer or director of the Company. Ms. Pasechnick is not a party to any material plan, contract or arrangement (whether or not written) with the Company (other than in connection with stock options which she holds), and there are no arrangements or understandings between Ms. Pasechnick and any other person pursuant to which she was selected to serve as an officer of the Company, nor is she a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Ms. Pasechnick is expected to enter into a form of the Indemnification Agreement with the Company in the form filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2021.

Ms. Pasechnick does not have an employment agreement with the Company.

Ms. Pasechnick is eligible to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as generally made available to other senior executives of the Company.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Separation and Release Agreement, dated July 7, 2023, by and between Kidpik Corp. and Adir Katzav
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2023

Kidpik Corp.

	By:	/s/ Ezra Dabah
	Name:	Ezra Dabah
	Title:	Chief Executive Officer